Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reno Air Employee Stock Incentive Plan and Reno Air Director Stock Option Plan of our report dated February 18, 1997, with respect to the financial statements of Reno Air, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP


Reno, Nevada
December 29, 1997